----------------------------------------------------


                                EXHIBIT 23(g)(1)

                     FORM OF SUPPLEMENT TO CUSTODY AGREEMENT

                ------------------------------------------------

May 7, 2002


CNI Charter Funds
One Freedom Valley Drive
Oaks, Pennsylvania 19456


Ladies and Gentlemen:

This letter agreement supplements the Custodian Agreement between First Union National Bank ("First Union") and CNI Charter Funds (the "Trust"), dated March 23, 1999 (the "Agreement"). Each of the undersigned hereby covenants and agrees as follows:

CONFIDENTIALITY
---------------

All books, records, information and data pertaining to the business of the Trust, including but not limited to names and addresses of "customers" or "consumers" (as those terms are defined in Regulation S-P), which are exchanged or received hereunder shall be kept confidential and shall not be used or voluntarily disclosed to any other person, except as may be permitted hereunder or required by law. This provision shall not apply to information lawfully in the possession of First Union prior to the term hereof, lawfully obtained from other sources or independently developed by First Union without reference to or reliance on information obtained from the Trust.

If, in accordance with U.S. Securities and Exchange Commission ("SEC") Regulation S-P, "non-public personal information" (as this term is defined in Regulation S-P) regarding the Trust's customers or consumers is disclosed to First Union in connection with the Agreement, then First Union will not disclose or use that information other than as strictly and absolutely necessary to carry out the purposes of the Agreement. This paragraph shall survive the termination of the Agreement.


FIRST UNION NATIONAL BANK                            CNI CHARTER FUNDS



----------------------------                         ------------------------
By:                                                  By:
Title:                                               Title: